Groupon Announces First Quarter 2019 Results
Generates Q1 Gross Profit of $306.0 million

•	Gross profit of $306.0 million

•	Net loss from continuing operations of $41.2 million

•	Adjusted EBITDA of $47.0 million

•	GAAP net loss per diluted share of $0.07; non-GAAP net income per diluted share of $0.03

•	Operating cash flow of $163.1 million for the trailing twelve month period

•	Free cash flow of $96.1 million for the trailing twelve month period

•	2019 Adjusted EBITDA guidance of $270.0 million reiterated

CHICAGO - April 30, 2019 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended March 31, 2019.
"In the first quarter we made solid progress on our strategy and initiatives to improve the customer experience, expand our platform, grow our international business and continue our focus on operational rigor," said CEO Rich Williams. "The year is off to a stronger than expected financial start, which should allow us to accelerate our investments in a number of our initiatives as we move through the first half."

Mr. Williams provides further commentary in a letter to shareholders located on our investor relations site (investor.groupon.com).

First Quarter 2019 Summary
North America

•
North America gross profit in the first quarter 2019 decreased 4% to $209.8 million, primarily due to lower email and SEO traffic, partially offset by higher gross profit per unit. In Local, gross profit decreased 3% to $161.1 million. Goods gross profit decreased 9% to $33.5 million. Gross profit in Travel decreased 5% to $15.3 million.

•	North America active customers were 29.6 million as of March 31, 2019, and trailing twelve month gross profit per active customer increased 5%.
International

•
International gross profit in the first quarter 2019 decreased 9% to $96.2 million (1% FX-neutral). Gross profit decreased 2% (increased 6% FX-neutral) in Local. Goods gross profit decreased 21% (14% FX-neutral) due to pricing and promotion strategies to stimulate demand in light of weakening consumer sentiment in Europe, particularly in the United Kingdom. Gross profit in Travel decreased 25% (18% FX-neutral).

•	International active customers were 17.5 million as of March 31, 2019, and trailing twelve month gross profit per active customer decreased 3%.

Consolidated

•	Revenue was $578.4 million in the first quarter 2019, down 8% (5% FX-neutral) reflecting lower customer traffic.

•	Gross profit was $306.0 million in the first quarter 2019, down 6% (3% FX-neutral).

•	SG&A decreased to $210.4 million in the first quarter 2019 compared with $222.3 million in the first quarter 2018 as a result of our ongoing operating efficiency efforts.

•	Marketing expense was $93.4 million in the first quarter 2019, down 6% as we continue to refine spending toward high-value customers and had lower offline marketing expense in North America.

•
Other expense, net was $46.9 million in the first quarter 2019, compared with $8.5 million in first quarter 2018. Other expense, net included net losses of $41.4 million due to changes in the fair value of our investments for the three months ended March 31, 2019.

•	Net loss from continuing operations was $41.2 million in the first quarter 2019 compared with $2.8 million in the first quarter 2018.

•
Net loss attributable to common stockholders was $42.5 million, or $0.07 per diluted share, compared to $6.9 million, or $0.01 per diluted share, in the first quarter 2018. Non-GAAP net income attributable to common stockholders was $16.7 million, or $0.03 per diluted share, compared to $16.2 million, or $0.03 per diluted share, in the first quarter 2018.

•	Adjusted EBITDA, a non-GAAP financial measure, was $47.0 million in the first quarter 2019, down from $52.6 million in the first quarter 2018.

•	Global units sold declined 12% to 37.2 million in the first quarter 2019 as a result of lower traffic and customers. Units in North America were down 18% and International units were down 2%.

•
Operating cash flow was $163.1 million for the trailing twelve month period as of the first quarter 2019, and free cash flow, a non-GAAP financial measure, was $96.1 million for the trailing twelve month period.

•	Cash and cash equivalents as of March 31, 2019 were $645.6 million, and we had no outstanding borrowings under our $250 million revolving credit facility.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Terminology Changes, Non GAAP Financial Measures and Operating Metrics" and in the accompanying tables. All comparisons are year-over-year unless otherwise provided.
Outlook
For the full year 2019, Groupon continues to expect Adjusted EBITDA to be $270 million.
Conference Call
A conference call will be webcast Wednesday, May 1, 2019 at 9:00 a.m. CT / 10:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and the Groupon blog (www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Terminology Changes, Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special Charges and Credits. For the three months ended March 31, 2019 and 2018, special charges and credits included charges related to our restructuring plan. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, Non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	special charges and credits, including restructuring charges,

•	non-cash interest expense on convertible senior notes,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	non-operating gains and losses from sales of minority investments, and

•	income (loss) from discontinued operations.

We believe that excluding the above items from our measures of non-GAAP income from continuing operations before provision (benefit) from income taxes, non-GAAP net income attributable to common stockholders and non-GAAP earnings per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP Provision (Benefit) for Income Taxes. Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income from continuing operations before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross Billings. This metric represents the total dollar value of customer purchases of goods and services. For sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services, which comprise a substantial majority of our service revenue transactions, gross billings differs from revenue reported in our condensed consolidated statements of operations, which is presented net of the merchant's share of the transaction price. For product revenue transactions, gross billings are equivalent to product revenue reported in our condensed consolidated statements of operations. We consider this metric to be an important indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on service revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants.
Active customers. We define active customers as unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. For entities that we have acquired in a business combination, this metric includes active customers of the acquired entity, including customers who made purchases prior to the acquisition. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites and mobile applications in our active customers metric, so the acquisition of Cloud Savings Company, Ltd. on April 30, 2018 did not impact that metric.
Units. This metric represents the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces or directly with a merchant for which we earned a commission. We do not include purchases with retailers using digital coupons accessed through our websites and mobile applications in our units metric. We consider unit growth to be an important indicator of the total volume of business conducted through our marketplaces.
Gross profit per active customer. This metric represents the TTM gross profit generated per active customer. We use this metric to evaluate trends in the average contribution to gross profit on a per-customer basis.
Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, risk related to volatility in our operating results; execution of our business and marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's likely exit from the European Union; retaining and adding high quality merchants; our voucherless offerings; cybersecurity breaches; reliance on cloud-based computing platforms; competing successfully in our industry; changes to merchant payment terms; providing a strong mobile experience for our customers; maintaining our information technology infrastructure; delivery and routing of our emails; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness, including refinancing our credit facility; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of April 30, 2019. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.
About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, eat, see and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.
Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.
To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.
Contacts:
Investor Relations
Heather Davis
312-662-7370
ir@groupon.com

Public Relations
Bill Roberts
312-459-5191
press@groupon.com

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$645,610	$841,021
Accounts receivable, net	83,658	69,493
Prepaid expenses and other current assets	82,686	88,115
Total current assets	811,954	998,629
Property, equipment and software, net	136,570	143,117
Right-of-use assets - operating leases, net (1)	103,101	—
Goodwill	324,579	325,491
Intangible assets, net	42,659	45,401
Investments (including $42,888 and $84,242 at March 31, 2019 and December 31, 2018, at fair value)	66,913	108,515
Other non-current assets	20,236	20,989
Total Assets	$1,506,012	$1,642,142
Liabilities and Equity
Current liabilities:
Accounts payable	$25,312	$38,359
Accrued merchant and supplier payables	512,728	651,781
Accrued expenses and other current liabilities	256,060	267,034
Total current liabilities	794,100	957,174
Convertible senior notes, net	204,844	201,669
Operating lease obligations (2)	110,999	—
Other non-current liabilities	53,673	100,688
Total Liabilities	1,163,616	1,259,531
Commitments and contingencies
Stockholders' Equity
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized; 764,245,924 shares issued and 567,982,801 shares outstanding at March 31, 2019; 760,939,440 shares issued and 569,084,312 shares outstanding at December 31, 2018	76	76
Additional paid-in capital	2,248,616	2,234,560
Treasury stock, at cost, 196,263,123 and 191,855,128 shares at March 31, 2019 and December 31, 2018	(892,546)	(877,491)
Accumulated deficit	(1,052,986)	(1,010,499)
Accumulated other comprehensive income (loss)	37,915	34,602
Total Groupon, Inc. Stockholders' Equity	341,075	381,248
Noncontrolling interests	1,321	1,363
Total Equity	342,396	382,611
Total Liabilities and Equity	$1,506,012	$1,642,142

(1)
Represents operating lease assets recognized as a result of the adoption of Topic 842 on January 1, 2019 net of accumulated amortization. Refer to Note 6, Leases, in our Quarterly Report on Form 10-Q for the period ended March 31, 2019 for additional information.

(2)
Represents the non-current portion of operating lease liabilities as a result of the adoption of Topic 842 on January 1, 2019. Refer to Note 6, Leases, in our Quarterly Report on Form 10-Q for the period ended March 31, 2019 for additional information.

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Service	$285,827	$301,797
Product	292,583	324,743
Total revenue	578,410	626,540
Cost of revenue:
Service	28,627	31,145
Product	243,767	270,510
Total cost of revenue	272,394	301,655
Gross profit	306,016	324,885
Operating expenses:
Marketing	93,397	99,156
Selling, general and administrative	210,424	222,344
Total operating expenses	303,821	321,500
Income (loss) from operations	2,195	3,385
Other income (expense), net	(46,855)	(8,515)
Income (loss) from continuing operations before provision (benefit) for income taxes	(44,660)	(5,130)
Provision (benefit) for income taxes	(3,490)	(2,335)
Income (loss) from continuing operations	(41,170)	(2,795)
Income (loss) from discontinued operations, net of tax	2,162	—
Net income (loss)	(39,008)	(2,795)
Net income attributable to noncontrolling interests	(3,479)	(4,093)
Net income (loss) attributable to Groupon, Inc.	$(42,487)	$(6,888)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.08)	$(0.01)
Discontinued operations	0.01	0.00
Basic and diluted net income (loss) per share	$(0.07)	$(0.01)

Weighted average number of shares outstanding
Basic	570,095,128	561,735,937
Diluted	570,095,128	561,735,937

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net income (loss)	$(39,008)	$(2,795)
Less: Income (loss) from discontinued operations, net of tax	2,162	—
Income (loss) from continuing operations	(41,170)	(2,795)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	24,522	26,721
Amortization of acquired intangible assets	3,894	2,940
Stock-based compensation	16,411	19,326
Deferred income taxes	—	(6,575)
(Gain) loss from changes in fair value of investments	41,408	5,033
Amortization of debt discount on convertible senior notes	3,175	2,866
Change in assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(14,200)	17,623
Prepaid expenses and other current assets	3,461	9,601
Accounts payable	(12,914)	(8,341)
Accrued merchant and supplier payables	(136,572)	(143,330)
Accrued expenses and other current liabilities	(40,405)	(41,564)
Other, net	4,907	(1,252)
Net cash provided by (used in) operating activities from continuing operations	(147,483)	(119,747)
Net cash provided by (used in) operating activities from discontinued operations	—	—
Net cash provided by (used in) operating activities	(147,483)	(119,747)
Investing activities
Purchases of property and equipment and capitalized software	(17,477)	(20,144)
Acquisitions of intangible assets and other investing activities	(638)	(238)
Net cash provided by (used in) investing activities from continuing operations	(18,115)	(20,382)
Net cash provided by (used in) investing activities from discontinued operations	—	—
Net cash provided by (used in) investing activities	(18,115)	(20,382)
Financing activities
Payments for purchases of treasury stock	(14,416)	—
Taxes paid related to net share settlements of stock-based compensation awards	(5,090)	(9,179)
Proceeds from stock option exercises and employee stock purchase plan	2,006	2,434
Distributions to noncontrolling interest holders	(3,521)	(3,315)
Payments of finance lease obligations	(6,756)	(9,024)
Payments of contingent consideration related to acquisitions	—	(1,815)
Net cash provided by (used in) financing activities	(27,777)	(20,899)
Effect of exchange rate changes on cash, cash equivalents and restricted cash, including cash classified within current assets	(3,381)	6,191
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within current assets	(196,756)	(154,837)
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(196,756)	(154,837)
Cash, cash equivalents and restricted cash, beginning of period	844,728	885,481
Cash, cash equivalents and restricted cash, end of period (1)	$647,972	$730,644

(1)
The following table provides a reconciliation of cash, cash equivalents and restricted cash shown above to amounts reported within the condensed consolidated balance sheet as of March 31, 2019 and amounts previously reported within the condensed consolidated balance sheet in our Quarterly Report on Form 10-Q as of March 31, 2018 (in thousands):

	March 31, 2019	March 31, 2018
Cash and cash equivalents	$645,610	$725,909
Restricted cash included in prepaid expenses and other current assets	1,973	4,332
Restricted cash included in other non-current assets	389	403
Cash, cash equivalents and restricted cash	$647,972	$730,644

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars in thousands; active customers in millions)
(unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
North America Segment:						Q1 2019
Gross Billings (1):						Y/Y Growth
Local	$543,021	$548,056	$534,246	$535,869	$502,309	(7.5)%
Travel	102,499	93,809	83,991	71,948	92,083	(10.2)
Goods	209,476	196,501	184,357	319,922	174,638	(16.6)
Total Gross Billings	$854,996	$838,366	$802,594	$927,739	$769,030	(10.1)%
Revenue:
Local	$187,411	$185,870	$180,059	$199,523	$180,377	(3.8)%
Travel	20,084	19,888	17,217	14,667	18,941	(5.7)
Goods	185,761	174,506	163,875	290,534	157,847	(15.0)
Total Revenue	$393,256	$380,264	$361,151	$504,724	$357,165	(9.2)%
Gross Profit:
Local	$166,756	$165,285	$159,379	$179,932	$161,082	(3.4)%
Travel	16,002	16,303	13,801	11,839	15,268	(4.6)
Goods	36,922	37,783	30,868	55,814	33,452	(9.4)
Total Gross Profit	$219,680	$219,371	$204,048	$247,585	$209,802	(4.5)%

Operating income (loss)	$(1,860)	$(68,524)	$51,004	$39,289	$5,336	386.9%

International Segment:						Q1 2019
Gross Billings:						Y/Y Growth	FX Effect (2)	Y/Y Growth excluding FX (2)
Local	$217,307	$203,248	$209,623	$235,093	$207,396	(4.6)%	7.3	2.7%
Travel	57,522	48,766	46,156	55,046	51,939	(9.7)	7.2	(2.5)
Goods	163,439	173,883	157,856	211,180	147,643	(9.7)	7.5	(2.2)
Total Gross Billings	$438,268	$425,897	$413,635	$501,319	$406,978	(7.1)%	7.3	0.2%
Revenue:
Local	$74,578	$71,425	$75,946	$84,751	$73,190	(1.9)%	7.5	5.6%
Travel	11,436	9,706	9,387	10,654	8,737	(23.6)	6.1	(17.5)
Goods	147,270	156,001	146,399	199,798	139,318	(5.4)	7.8	2.4
Total Revenue	$233,284	$237,132	$231,732	$295,203	$221,245	(5.2)%	7.6	2.4%
Gross Profit:
Local	$70,215	$67,360	$71,639	$80,213	$68,978	(1.8)%	7.5	5.7%
Travel	10,651	8,919	8,649	9,913	8,041	(24.5)	6.1	(18.4)
Goods	24,339	28,008	21,653	28,358	19,195	(21.1)	6.6	(14.5)
Total Gross Profit	$105,205	$104,287	$101,941	$118,484	$96,214	(8.5)%	7.1	(1.4)%

Operating income (loss)	$5,245	$4,279	$2,019	$22,587	$(3,141)	(159.9)%

Consolidated Results of Operations:
Gross Billings:
Local	$760,328	$751,304	$743,869	$770,962	$709,705	(6.7)%	2.1	(4.6)%
Travel	160,021	142,575	130,147	126,994	144,022	(10.0)	2.6	(7.4)
Goods	372,915	370,384	342,213	531,102	322,281	(13.6)	3.3	(10.3)
Total Gross Billings	$1,293,264	$1,264,263	$1,216,229	$1,429,058	$1,176,008	(9.1)%	2.5	(6.6)%
Revenue:
Local	$261,989	$257,295	$256,005	$284,274	$253,567	(3.2)%	2.1	(1.1)%
Travel	31,520	29,594	26,604	25,321	27,678	(12.2)	2.2	(10.0)
Goods	333,031	330,507	310,274	490,332	297,165	(10.8)	3.5	(7.3)
Total Revenue	$626,540	$617,396	$592,883	$799,927	$578,410	(7.7)%	2.8	(4.9)%
Gross Profit:
Local	$236,971	$232,645	$231,018	$260,145	$230,060	(2.9)%	2.2	(0.7)%
Travel	26,653	25,222	22,450	21,752	23,309	(12.5)	2.4	(10.1)
Goods	61,261	65,791	52,521	84,172	52,647	(14.1)	2.7	(11.4)
Total Gross Profit	$324,885	$323,658	$305,989	$366,069	$306,016	(5.8)%	2.3	(3.5)%

Operating income (loss)	$3,385	$(64,245)	$53,023	$61,876	$2,195	(35.2)%
Net cash provided by (used in) operating activities from continuing operations	$(119,747)	$44,175	$(57,389)	$323,816	$(147,483)	(23.2)%
Free Cash Flow	$(139,891)	$26,802	$(73,483)	$307,732	$(164,960)	(17.9)%

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Active Customers (3)
North America	32.6	32.2	31.4	30.6	29.6
International	17.0	17.1	17.4	17.6	17.5
Total Active Customers	49.6	49.3	48.8	48.2	47.2

TTM Gross Profit / Active Customer
North America	$28.38	$28.36	$28.96	$29.13	$29.72
International	24.83	25.24	24.89	24.46	24.00
Consolidated	27.16	27.27	27.51	27.42	27.59

Consolidated Units	42.4	40	39.5	50.5	37.2
Year-over-year unit growth:
North America	(11.3)%	(14.3)%	(16.9)%	(12.9)%	(17.5)%
International	2.0	(0.6)	3.4	3.0	(2.2)
Consolidated	(7.2)	(10.1)	(10.6)	(7.5)	(12.3)

Headcount
Sales (4)	2,404	2,373	2,334	2,268	2,377
Other	4,235	4,262	4,197	4,308	3,928
Total Headcount	6,639	6,635	6,531	6,576	6,305

(1)	Represents the total dollar value of customer purchases of goods and services.

(2)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(3)	Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.

(4)	Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Income (loss) from continuing operations	$(2,795)	$(92,254)	$47,175	$49,862	$(41,170)
Adjustments:
Stock-based compensation (1)	19,278	16,266	15,026	14,251	16,411
Depreciation and amortization	29,661	28,954	28,685	28,528	28,416
Acquisition-related expense (benefit), net	—	655	—	—	—
Restructuring charges	283	(399)	35	(55)	(67)
IBM patent litigation	—	75,000	(40,400)	—	—
Other (income) expense, net	8,515	26,457	4,860	13,176	46,855
Provision (benefit) for income taxes	(2,335)	1,552	988	(1,162)	(3,490)
Total adjustments	55,402	148,485	9,194	54,738	88,125
Adjusted EBITDA	$52,607	$56,231	$56,369	$104,600	$46,955

(1)	Represents stock-based compensation expense recorded within Selling, general and administrative, Cost of revenue and Marketing.
The following is a reconciliation of the Company's annual outlook for Adjusted EBITDA to the Company's outlook for the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

Year Ending December 31, 2019
Expected income (loss) from continuing operations	$—
Expected adjustments:
Stock-based compensation	100,000
Depreciation and amortization	105,000
Other (income) expense, net	60,000
Provision (benefit) for income taxes	5,000
Total expected adjustments	270,000
Expected Adjusted EBITDA	$270,000
The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions, changes in the fair values of investments, foreign currency gains or losses or unusual or infrequently occurring items that may occur during the remainder of 2019.

The following is a reconciliation of non-GAAP net income (loss) attributable to common stockholders to net income (loss) attributable to common stockholders and a reconciliation of non-GAAP net income (loss) per share to diluted net income (loss) per share for the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
Net income (loss) attributable to common stockholders	$(42,487)	$(6,888)
Less: Net income (loss) attributable to noncontrolling interest	(3,479)	(4,093)
Net income (loss)	(39,008)	(2,795)
Less: Income (loss) from discontinued operations, net of tax	2,162	—
Income (loss) from continuing operations	(41,170)	(2,795)
Less: Provision (benefit) for income taxes	(3,490)	(2,335)
Income (loss) from continuing operations before provision (benefit) for income taxes	(44,660)	(5,130)
Stock-based compensation	16,411	19,326
Amortization of acquired intangible assets	3,894	2,940
Restructuring charges	(67)	283
Losses (gains), net from changes in fair value of investments	41,408	5,033
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings	4,194	(3,427)
Non-cash interest expense on convertible senior notes	3,175	2,866
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes	24,355	21,891
Less: Non-GAAP provision (benefit) for income taxes	4,131	1,561
Non-GAAP net income (loss)	20,224	20,330
Net income attributable to noncontrolling interest	(3,479)	(4,093)
Non-GAAP net income (loss) attributable to common stockholders	$16,745	$16,237

Weighted-average shares of common stock - diluted	570,095,128	561,735,937
Effect of dilutive securities	5,096,202	9,955,028
Weighted-average shares of common stock - non-GAAP	575,191,330	571,690,965

Diluted net loss per share	$(0.07)	$(0.01)
Impact of non-GAAP adjustments and related tax effects	0.10	0.04
Non-GAAP net income per share	$0.03	$0.03

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow and free cash flow excluding the IBM settlement to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Net cash provided by (used in) operating activities from continuing operations	$(119,747)	$44,175	$(57,389)	$323,816	$(147,483)
Purchases of property and equipment and capitalized software from continuing operations	(20,144)	(17,373)	(16,094)	(16,084)	(17,477)
Free cash flow	$(139,891)	$26,802	$(73,483)	$307,732	$(164,960)
Operating cash outflow related to the IBM settlement (1)	—	—	42,100	—	—
Free cash flow, excluding the impact of the IBM settlement	$(139,891)	$26,802	$(31,383)	$307,732	$(164,960)

Net cash provided by (used in) investing activities from continuing operations	$(20,382)	$(75,714)	$(22,389)	$(17,497)	$(18,115)
Net cash provided by (used in) financing activities	$(20,899)	$(18,729)	$(9,720)	$(35,069)	$(27,777)

(1)
This amount represents the portion of the $57.5 million IBM settlement that was classified as an operating cash outflow. The remaining $15.4 million was capitalized for the license to use the patented technology in future periods under the terms of the settlement and license agreements and has been classified as an investing cash outflow. For additional information about the IBM settlement, refer to Item 8, Note 10, Commitments and Contingencies, in our Annual Report on Form 10-K for the year ended December 31, 2018.